Exhibit 10
SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 21, 2014 (this "Amendment"), modifies that certain Credit Agreement, dated as of December 11, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the "Borrower"), each Domestic Subsidiary of the Borrower from time to time party thereto as a Guarantor, each lender from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.
RECITALS
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and
WHEREAS, the Administrative Agent and each of the undersigned Lenders are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements contained here, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.                          Amendments to Credit Agreement.

(a)            The definition of "Target Cash Distribution Amount" in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and modified by (i) deleting the amount "$10,000,000" appearing in clause (a)(ii) of such definition, and inserting in lieu thereof the amount "$20,000,000" and (ii) deleting the reference to the "31st day" appearing in clause (b) of such definition, and inserting in lieu thereof a reference to the "90th day".

(b)            Section 6.12 (Covenant to Guarantee Obligations and Give Security) of the Credit Agreement is hereby amended and modified by:

i.
in clause (a) of such Section, inserting the words "or such later date as may be agreed to by the Administrative Agent in its reasonable discretion" immediately following each reference to "days after such formation or acquisition" contained therein;

ii.
in clause (b) of such Section, inserting the words "or such later date as may be agreed to by the Administrative Agent in its reasonable discretion" immediately following each reference to "days after such acquisition" contained therein; and

iii.	in clause (d) of such Section, deleting the text "thirty (30) days" contained therein and inserting in lieu thereof the text "forty-five (45) days";
(c)            Section 7.02 (Investments) of the Credit Agreement is hereby amended and modified by:
i.
deleting the ratio "3.25 to 1.00" appearing in clause (iv)(B)(I) of Section 7.02(g), and inserting in lieu thereof the text "the maximum Consolidated Leverage Ratio otherwise permitted under Section 7.11(b) at such time less .25";

ii.	deleting the amount "$50,000,000" appearing in clause (v) of Section 7.02(g), and inserting in lieu thereof the amount "$75,000,000"; and
iii.	deleting the reference to the "31st day" appearing in the parenthetical contained in clause (vii) of Section 7.02(h), and inserting in lieu thereof a reference to the "90th day".
(d)            Section 7.11(Financial Covenants) of the Credit Agreement is hereby amended and modified by restating Sections 7.11(b) and 7.11(d) in their entirety as follows:
"(b) Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of (i) the last day of each Measurement Period of the Borrower ending on or prior to September 30, 2014 to be greater than 4.00 to 1.00, (ii) the last day of the Measurement Period of the Borrower ending on December 31, 2014 to be greater than 3.75 to 1.00 and (iii) the last day of each Measurement Period of the Borrower occurring thereafter to be greater than 3.50 to 1.00."
"(d) Minimum Liquidity.  Permit Liquidity at any time to be less than $50,000,000, provided that "Liquidity" shall be deemed to include, for the purposes of this Section 7.11(d), an aggregate amount not to exceed $40,000,000 of Target Cash for up to 30 days following the Target Acquisition Closing Date, provided, however, that notwithstanding such 30-day period, as soon as is commercially reasonable but no later than the 90th day following the Target Acquisition Closing Date, the Loan Parties shall cause the distribution to the Borrower of the Target Cash Distribution Amount.  For the avoidance of doubt, the minimum Liquidity set forth in this Section 7.11(d) shall be required to be maintained by the Loan Parties at all times and shall be reported concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b) and as otherwise provided herein."
Section 2.  Conditions Precedent.  This Amendment shall become effective as of the date first written above (the "Effective Date") upon the satisfaction of the following conditions precedent:
(a)            Documentation.  Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
(i)	a fully-executed and effective Amendment executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and
(ii)	such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transactions contemplated hereby.
(b)            No Default.  On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 3.                          Representations and Warranties; Reaffirmation of Grant.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment: (a) all representations and warranties of the Borrower and each other Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights generally and subject to general principles of equity, and (d) the provisions of the Collateral Documents to which such Loan Party is a party are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Liens permitted by Section 7.01 of the Credit Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Collateral Documents.  Each Loan Party hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the benefit of the Secured Parties, as security for the payment and performance in full of the Obligations.

Section 4.                          Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 5.                          Amendment as Loan Document.  This Amendment constitutes a "Loan Document" under the Credit Agreement.  Accordingly, it shall be an immediate Event of Default under the Credit Agreement if any representation, warranty, certification or statement of fact made by any Loan Party under or in connection with this Amendment shall have been incorrect or misleading in any material respect when made or deemed made.

Section 6.                          Costs and Expenses.  The Borrower shall pay not later than ten (10) Business Days after demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, in each case, in accordance with Section 10.04 of the Credit Agreement.

Section 7.                          Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.                          Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.                          Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Credit Agreement or under any other Loan Document (in each case, except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 10.                          Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor's Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor's Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 10.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.
BORROWER:

EMERGENT BIOSOLUTIONS INC.

By:      /s/ ROBERT G. KRAMER
Name:         Robert G. Kramer
Title:            Chief Financial Officer

GUARANTORS:
EMERGENT BIODEFENSE OPERATIONS LANSING LLC

EMERGENT MANUFACTURING OPERATIONS MERIDEN LLC

EMERGENT COMMERCIAL OPERATIONS FREDERICK INC.

EMERGENT INTERNATIONAL INC.

EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC.

EMERGENT PRODUCT DEVELOPMENT SEATTLE, LLC

EMERGENT EUROPE INC.

EMERGENT PROTECTIVE PRODUCTS USA INC.

By:      /s/ ROBERT G. KRAMER
Name:          Robert G. Kramer
Title:            Treasurer

GUARANTORS (cont'd):

EMERGENT FREDERICK LLC

EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC

EMERGENT SALES AND MARKETING US LLC

By:      /s/ ROBERT G. KRAMER
Name:          Robert G. Kramer
Title:            Executive Manager

400 PROFESSIONAL LLC

By:      /s/ ROBERT G. KRAMER
Name:          Robert G. Kramer
Title:            Vice President

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.

By:      /s/ ERIK M. TRUETTE
Name:           Erik M. Truette
Title:            Assistant Vice President

LENDERS:
BANK OF AMERICA, N.A., as a Lender, a L/C Issuer and Swing Line Lender

By:      /s/ LINDA E.C. ALTO
Name:         Linda E.C. Alto
Title:            Senior Vice President

LENDERS (cont'd):
JPMORGAN CHASE BANK, N.A.

By:      /s/ ANTHONY GALEA
Name:          Anthony Galea
Title:            Vice President

LENDERS (cont'd):
PNC BANK, NATIONAL ASSOCIATION

By:      /s/ BREMMAR KNEIB
Name:          Bremmar Kneib
Title:            Vice President